UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C., 20549

                            Form 8-K

                         CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 2, 1995


                 Commission file number 0-16734


                    C.E.C. INDUSTRIES CORP.
       (Exact name of registrant as specified in charter)

          Nevada                                  87-0217252
(State of other jurisdiction of                (I.R.S. Employer
incorporation or organization)               Identification Number)

23 Cactus Garden Drive, F-60
Green Valley (Henderson), Nevada                  89014
(Address of Principal Executive Office)         (Zip Code)

                         (702) 436-2500
      (Registrant's Telephone Number, Including Area Code)

                           Copies To:
                  Donald J. Stoecklein, Esq.
                        Attorney at Law
                  23 Cactus Garden Drive, F-60
                    Henderson, Nevada 89014
                          (702)436-2530

C.E.C. INDUSTRIES CORP.  PAGE 2


Item No. 1.   Changes in Control of Registrant.

     No events to report

Item No. 2.   Acquisition or Disposition of Assets.

      On  February  4, 1994, the Company purchased  approximately
23.91 acres of undeveloped land in Las Vegas, Nevada, for $3,327,158. Part of the consideration was 600,000 shares of preferred stock (the "Preferred Stock") at $4.00 per share convertible, after two years to common stock at a guaranteed "bid" price of not less than $4.00 per share. Pursuant to the terms of the agreement, in the event the "bid" price was less than the stated $4.00 per share at the time in which the shares are offered for conversion, the Company was obligated to issue additonal common stock to satisfy any shortfall. Due to the substantial dilution which was anticipated to have occurred in February of 1996 as the result of the conversion, the Company negotiated for a modification of the agreement wherein the
Preferred Stock was exchanged for non-convertible voting preferred stock, in addition to certain real property assets.

      Fernando Aldecoa, et al. v. Softpoint, Inc., United States District Court, Southern District of California, Case Number 951654H(LSP). An action brought by shareholders of another public company wherein CEC Industries Corp. ("CEC") is alleged to be an alter ego of the other public company. Counsel for CEC will be responding to the lawsuit and at this date intend to file the appropriate motions to dismiss the case based upon a lack of merit.

      The Walter Company v. McHaffie, et al., Superior Court of the State of California for the County of Los Angeles, Case
Number BC 135322. An action brought by the owners of real property wherein CEC Industries Corp. is a limited partner. Counsel for CEC is of the opinion that the Company's status as a limited partner should be up-held and thus the Company should avoid any liability under the lawsuit.

Item No. 3   Bankruptcy or Receivership.

     No events to report.

Item No. 4 Changes in Registrant's Certifying Accountant

     No events to report.

Item No. 5. Other Events.

      On December 4, 1995, the Company received correspondence from NASD indicating that the NASDAQ Hearing Review Committee has remanded the Company's matter pertaining to its delisting back to the Qualifications Committee "so that the Company


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C.E.C. INDUSTRIES CORP.  PAGE 3

may resolve any discrepancy in the size of the public float for the period of July 15, 1995 through September 4, 1995 to the satisfaction of NASDAQ staff, and thereby resolve the Company's argument that it met the alternative to the bid price prior to its delisting."

Item No. 6.  Resignation of Registrant's Directors.

     No events to report.

Item No. 7. Financial Statement, Proforma Financial Information and Exhibits.

     None


                           SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C.E.C. INDUSTRIES CORP.

By:\s\Richard C. Cope                  Dated: December 11, 1995
   ---------------------
      Richard C. Cope, President